Exhibit 99.1
Denver, Colorado — May 4, 2007
Apartment Investment and Management Company
Announces First Quarter 2007 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced first quarter 2007 results including:

•	Net income for the quarter of $25.2 million decreased $58.9 million from $84.1 million in the first quarter 2006. Lower results in the first quarter 2007 are primarily due to lower gains on property sales of $92.7 million offset by a gain on extinguishment of debt (including gain on extinguishment of debt within discontinued operations) of $42.2 million. Earnings per share (EPS) was $0.09 on a diluted basis, compared with $0.63 in the first quarter 2006.

•	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $74.1 million, or $0.74 per share, compared with $66.0 million, or $0.68 per share, in the first quarter 2006. FFO before impairment and preferred redemption charges was $74.9 million, or $0.75 per share, which included a net impact of $0.02 from a $0.09 gain on extinguishment of debt which was partially offset by $0.07 of charges related to an impairment of our investment in a group purchasing organization, legal settlements and a write-off of capitalized software costs. Excluding these items, FFO was at the mid-point of guidance at $0.73 per share.

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $57.9 million, or $0.58 per share, compared with $52.9 million, or $0.55 per share, in the first quarter 2006. AFFO includes deductions of $0.17 and $0.15 per share for capital replacement expenditures in the first quarter 2007 and the first quarter 2006, respectively.
Diluted Per Share Results

	FIRST QUARTER
	2007	2006

Earnings - EPS	$0.09	$0.63

Funds from operations - FFO	$0.74	$0.68

FFO before impairment and preferred redemption charges	$0.75	$0.70

Adjusted funds from operations - AFFO	$0.58	$0.55

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Property operations had a solid quarter with conventional same-store rent growth of 4.7% and NOI growth of 6.0%. Redevelopment activities continue to create NAV with work underway at 55 properties. Aimco Capital has been reorganized to grow our asset management and transaction business. 2007 is off to a good start. ”
Chief Financial Officer Tom Herzog adds: “Our first quarter FFO was at the mid-point of guidance at $0.73 per share. We are establishing second quarter FFO guidance of $0.78 to $0.82 per share and maintaining our full year FFO guidance of $3.25 to $3.40 per share.”
Property Operations
Conventional Real Estate Operations
Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the first quarter 2007, this portfolio consisted of 467 properties with 134,490 units in which Aimco had a weighted average ownership of 84%. During the first quarter 2007, conventional real estate operations generated net operating income of $166.1 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the first quarter 2007, the Same Store portfolio included 393 communities with 96,452 effective units based on Aimco’s weighted average ownership of 84% (see Supplemental Schedules 6a through 7).
Comparing Same Store results in the first quarter 2007 with the first quarter 2006, total revenue increased $11.8 million, or 4.9%. The increase in revenue was primarily generated by higher average rent, up $38 per unit, or 4.7%, from $801 per unit to $839 per unit, and increased utility reimbursements, up $1.4 million, partially offset by slightly lower occupancy, down 30 basis points from 94.7% to 94.4%. Same Store expenses of $105.3 million increased $3.5 million, or 3.4%, compared with the prior year period as a result of higher utilities, repairs and maintenance, payroll and contract services. Same Store portfolio net operating income was $147.6 million for the first quarter 2007, up 6.0% from the first quarter 2006.
Same Store Operating Results

	FIRST QUARTER
	Year-over-year			Sequential
	2007	2006	Variance	4th Qtr	Variance

Same Store Operating Measures

Average Physical Occupancy	94.4%	94.7%	-0.3%	94.3%	0.1%

Average Rent Per Unit	$839	$801	4.7%	$836	0.4%

Total Same Store ($mm)

Revenue	$252.9	$241.1	4.9%	$251.4	0.6%

Expenses	(105.3)	(101.8)	3.4%	(99.9)	5.3%

NOI ($mm)	$147.6	$139.3	6.0%	$151.5	-2.5%

Comparing Same Store results on a sequential basis, total revenue increased $1.5 million in the first quarter 2007 compared with the fourth quarter 2006, driven by a $3 per unit increase in average rental rates and an increase in occupancy of 10 basis points. Expenses increased $5.4 million, or 5.3%, primarily due to higher utilities, payroll, taxes and insurance. Net operating income decreased $3.9 million, or 2.5%, on a sequential basis.

Affordable Real Estate Operations
Aimco is among the largest owners and operators of affordable properties in the United States. At the end of the first quarter 2007, Aimco’s owned affordable portfolio included 329 properties with 38,087 units in which Aimco had an average ownership of 51%. During the first quarter 2007, affordable property operations generated net operating income of $20.5 million. On a year-over-year basis, first quarter average month-end occupancy for the owned and managed portfolio decreased 30 basis points from 97.6% to 97.3%, and average rent per unit increased 3.9% from $687 to $714 per unit.
Aimco Capital
During the first quarter 2007, Aimco Capital was reorganized to oversee all of Aimco’s asset management, transaction and portfolio management activities, and is led by a management team dedicated to this business.
Asset Management and Transactions
Asset management income is earned from the financial management of partnerships. Transaction income is earned from activities such as dispositions, refinancings, land sales and tax credit syndications. Proceeds received in exchange for the transfer of tax credits are recognized ratably as the tax benefits are delivered, and syndication fees are recognized upon completion of tax credit syndications. Consolidated asset management and transaction net operating income, net of tax, was $6.3 million in the first quarter 2007 compared to $7.9 million in the first quarter 2006. See Supplemental Schedule 11 for additional information on asset management and transaction income.
Portfolio Management
ACQUISITIONS — Aimco acquired five properties in the first quarter 2007 for $75.2 million. Acquisitions included: 182-188 Columbus Avenue located in New York City with 32 units that Aimco purchased for $20.0 million or $625,000 per unit; 464-466 Amsterdam and 200-210 West 83rd Street, also located in New York City, with 72 units that Aimco purchased for $30.0 million or $416,667 per unit; Central Park Townhomes located in Park Forest, IL with 220 units that Aimco purchased for $16.0 million or $72,727 per unit; Forestlake Apartments in Daytona Beach, FL with 120 units that Aimco purchased for $7.6 million or $63,708 per unit; and The Glen at Forestlake adjacent to Forestlake Apartments with 26 units that Aimco purchased for $1.6 million or $59,462 per unit.
During the first quarter 2007, Aimco purchased additional limited partnership interests in 27 partnerships that own 67 properties for an aggregate of $8.9 million.
DISPOSITIONS — Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the first quarter 2007, Aimco sold seven conventional properties and seven affordable properties with 1,267 and 848 units, respectively, for $78.2 million in gross proceeds (Aimco share $35.5 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $15.6 million.
Aimco’s property dispositions resulted in gross gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations), of $16.7 million for the first quarter 2007, compared with gains of $109.4 million for the first quarter 2006.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.
Redevelopment
Aimco is actively reinvesting in and upgrading its portfolio through property redevelopments. At the end of the first quarter 2007, Aimco had 45 active conventional redevelopment projects and 10 active tax credit redevelopment projects. Conventional redevelopment project expenditures totaled $48.6 million and tax credit redevelopment project expenditures totaled $0.8 million in the first quarter 2007. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements and the related economic benefit is reflected in minority interest.
INTEREST INCOME — Consolidated interest income was $9.6 million for the first quarter 2007 compared with $7.0 million for the first quarter 2006. Interest income is earned in part from money market and interest bearing accounts as well as notes receivable from unconsolidated partnerships and non-affiliates.
DEBT ACTIVITY — During the first quarter 2007, Aimco closed 36 property loans generating gross proceeds of $588.5 million at a weighted average interest rate of 5.89%. This included refinancing $293.2 million in existing mortgage loans, reducing the average rate from 7.73% to 5.92%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $216.3 million.
At quarter-end, Aimco’s corporate debt balance was $530.0 million, down from $540.0 million at year-end 2006, and carried a weighted average interest rate of 6.86%. The balance on Aimco’s revolving credit facility was $130.0 million, leaving $283.0 million (after $37.0 million in outstanding letters of credit) in available capacity.
As of March 31, 2007, Aimco had $7.0 billion of consolidated debt outstanding (excluding other borrowings), of which $5.3 billion was fixed rate mortgage debt and $1.7 billion was floating rate debt. The floating rate debt included $530.0 million of corporate debt, $478.2 million of floating rate property loans and $670.0 million of tax-exempt bonds. In addition, Aimco had $100.0 million of floating rate preferred stock. Aimco’s floating rate exposure to changes in interest rates is mitigated by tax-exempt bonds with rates tied to the Bond Market Association Index which moves at approximately 0.68% for a 1.00% change in LIBOR. Exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 1% change in LIBOR to be approximately $0.01 per share per quarter. Other borrowings of $60.6 million consisted primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. As of March 31, 2007, other borrowings included $52.1 million of fixed rate obligations and $8.5 million of variable rate obligations bearing interest at the prime rate plus 1.75%.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE — Consolidated interest expense was $106.0 million for the first quarter 2007 compared with $97.3 million for the first quarter 2006. The $8.7 million increase in interest expense is related to increased rates and balances on property debt, net of higher capitalized interest.
STOCKHOLDERS’ EQUITY — During the first quarter 2007, Aimco repurchased 1.8 million             shares of its Class A Common Stock at an average price of $57.35 per share for a total cost of $101.3 million.
G&A — General and administrative expenses for the first quarter 2007 of $21.6 million were $1.3 million higher when compared with the first quarter 2006. The year-over-year increase in G&A was due to increases in compensation costs and related expenses.
Outlook
For the second quarter 2007, FFO is expected to be in a range from $0.78 to $0.82 per share, before impairment and preferred redemption charges.

The full year 2007 outlook is unchanged with FFO in a range from $3.25 to $3.40 per share, before impairment and preferred redemption charges, and AFFO in excess of $2.40 per share. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on first quarter and full year 2007 guidance.
Dividends on Common Stock
As announced on May 2, 2007, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended March 31, 2007, payable on May 31, 2007, to stockholders of record on May 18, 2007. The dividend represents 103% of AFFO (diluted) and 81% of FFO (diluted), on a per share basis, and a 4.2% annualized yield based on the $57.69 closing price of Aimco’s Class A Common Stock on March 30, 2007.
Earnings Conference Call
Please join Aimco management for the First Quarter 2007 earnings conference call to be held Friday, May 4, 2007, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/1Q2007 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 866-700-0133 with passcode 43273132, or dialing 617-213-8831 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010, 617-801-6888 for international callers, and using passcode 78713153.
Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/1Q2007 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy levels, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 20 regional operating centers. Aimco, through its subsidiaries and affiliates, is the largest owner and operator of apartment communities in the Unites States with 1,237 properties, including 213,681 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our web site at www.aimco.com.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES:
Rental and other property revenues	$417,036	$390,311
Property management revenues, primarily from affiliates	2,096	3,030
Activity fees and asset management revenues	11,630	9,539

Total revenues	430,762	402,880

OPERATING EXPENSES:
Property operating expenses	196,671	183,397
Property management expenses	1,206	492
Activity and asset management expenses	5,654	4,898
Depreciation and amortization	123,990	105,709
General and administrative expenses	21,586	20,237
Other expenses (income), net	2,191	3,989

Total operating expenses	351,298	318,722

Operating income	79,464	84,158

Interest income	9,607	6,965
Provision for losses on notes receivable	(1,543)	(262)
Interest expense	(106,007)	(97,276)
Deficit distributions to minority partners	(1,270)	(2,102)
Equity in losses of unconsolidated real estate partnerships	(2,986)	(1,863)
Recoveries of real estate impairment losses, net	—	987
Gain on dispositions of unconsolidated real estate and other	1,049	9,696
Gain on extinguishment of debt	19,373	—

Income (loss) before minority interests and discontinued operations	(2,313)	303

Minority interests:
Minority interest in consolidated real estate partnerships	(5,726)	5,415
Minority interest in Aimco Operating Partnership, preferred [a]	(1,782)	(1,798)
Minority interest in Aimco Operating Partnership, common [a]	2,525	1,875

Total minority interests	(4,983)	5,492

Income (loss) from continuing operations	(7,296)	5,795
Income from discontinued operations, net [b]	32,504	78,276

Net income	25,208	84,071
Net income attributable to preferred stockholders	16,348	24,054

Net income attributable to common stockholders	$8,860	$60,017

Weighted average number of common shares outstanding	95,971	95,183

Weighted average number of common shares and common share equivalents outstanding	95,971	95,183

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.25)	$(0.19)
Income from discontinued operations	0.34	0.82

Net income attributable to common stockholders	$0.09	$0.63

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.25)	$(0.19)
Income from discontinued operations	0.34	0.82

Net income attributable to common stockholders	$0.09	$0.63

GAAP Income Statements (continued)

Notes to Consolidated Statements of Income

[a]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b]	Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended
	March 31,
	2007	2006
Rental and other property revenues	$5,549	$38,912
Property operating expenses	(3,037)	(20,341)
Other (expenses) income, net	(748)	(1,608)
Depreciation and amortization	(1,509)	(10,492)
Interest expense	(1,965)	(8,171)
Interest income	49	280
Gain on extinguishment of debt	22,852	—
Minority interest in consolidated real estate partnerships	99	1,195

Income (loss) from operations	21,290	(225)

Gain on dispositions of real estate, net of minority partners’ interest	15,633	99,710
Real estate impairment losses, net	(843)	(203)
Recovery of deficit distributions (deficit distributions) to minority partners	(59)	14,276
Income tax arising from disposals	(164)	(26,943)
Minority interest in Aimco Operating Partnership	(3,353)	(8,339)

Income from discontinued operations	$32,504	$78,276

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Buildings and improvements	$9,612,545	$9,450,277
Land	2,450,066	2,408,175
Accumulated depreciation	(2,946,252)	(2,835,606)

NET REAL ESTATE	9,116,359	9,022,846
Cash and cash equivalents	257,160	229,824
Restricted cash	314,734	347,076
Accounts receivable	66,439	85,772
Accounts receivable from affiliates	25,590	20,763
Deferred financing costs	75,579	73,130
Notes receivable from unconsolidated real estate partnerships	40,278	40,641
Notes receivable from non-affiliates	135,481	139,352
Investment in unconsolidated real estate partnerships	36,460	39,000
Other assets	195,402	202,760
Deferred income tax asset, net	2,719	—
Assets held for sale	39,865	88,611

TOTAL ASSETS	$10,306,066	$10,289,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$946,348	$936,082
Property loans payable	5,529,828	5,265,698
Term loans	400,000	400,000
Credit facility	130,000	140,000
Other borrowings	60,557	67,660

TOTAL INDEBTEDNESS	7,066,733	6,809,440
Accounts payable	31,347	54,972
Accrued liabilities and other	281,654	409,991
Deferred income	134,761	142,701
Security deposits	45,920	43,919
Deferred income tax liability, net	—	4,379
Liabilities related to assets held for sale	27,734	86,885

TOTAL LIABILITIES	7,588,149	7,552,287

Minority interest in consolidated real estate partnerships	210,878	212,149
Minority interest in Aimco Operating Partnership	159,599	185,447

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500	723,500
Convertible preferred stock	100,000	100,000
Class A Common Stock	971	968
Additional paid-in capital	3,079,469	3,095,430
Notes due on common stock purchases	(3,794)	(4,714)
Distributions in excess of earnings	(1,552,706)	(1,575,292)

TOTAL STOCKHOLDERS’ EQUITY	2,347,440	2,339,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,306,066	$10,289,775

GAAP Statements of Cash Flows

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,208	$84,071
Depreciation and amortization	123,990	105,709
Adjustments to income from discontinued operations	(32,820)	(96,147)
Other adjustments to reconcile net income	(16,806)	9,838
Changes in operating assets and liabilities	(14,825)	8,455

Net cash provided by operating activities	84,747	111,926

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(77,095)	—
Capital expenditures	(121,306)	(112,603)
Proceeds from dispositions of real estate	64,540	382,741
Change in funds held in escrow from tax-free exchanges	25,710	—
Cash from newly consolidated properties	—	22,432
Purchases of partnership interests	(11,997)	(5,170)
Originations of notes receivable	(4,322)	(209)
Proceeds from repayment of notes receivable	13,244	1,662
Distributions received from investments in unconsolidated real estate partnerships	3,633	4,509
Other investing activities	(2,746)	(1,895)

Net cash provided by (used in) investing activities	(110,339)	291,467

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	460,552	361,073
Principal repayments on property loans	(222,084)	(339,275)
Proceeds from tax-exempt bonds	42,675	—
Principal repayments on tax-exempt bond financing	(31,935)	(18,610)
Net repayments on revolving credit facility	(10,000)	(175,000)
Redemption of preferred stock	—	(113,250)
Repurchase of Class A Common Stock	(111,612)	—
Proceeds from Class A Common Stock option exercises	52,507	38,867
Payment of Class A Common Stock dividends	(58,157)	(57,260)
Payment of preferred stock dividends	(16,371)	(22,844)
Payment of distributions to minority interest	(25,129)	(28,281)
Other financing activities	(27,518)	13,784

Net cash provided by (used in) financing activities	52,928	(340,796)

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,336	62,597
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	229,824	161,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$257,160	$224,327

Outlook and Forward Looking Statement
Second Quarter and Full Year 2007
(unaudited)

This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.

Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.

Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Second Quarter 2007	Full Year 2007
GAAP earnings per share [1]	-$0.17 to -$0.13	-$0.23 to -$0.07
Add: Depreciation and other	$0.95	$3.47
FFO per share [2]	$0.78 to $0.82	$3.25 to $3.40
AFFO per share [3]		greater than $2.40
2007 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	2.5% to 3.5%
NOI change — 2007 vs. 2006	4.0% to 5.0%	5.5% to 7.5%
Gross dispositions [4]		$400M to $600M	(Aimco share $300M — $450M)
Gross acquisitions [5]		$400M to $500M	(100% Aimco share)

[1]	Aimco’s earnings per share guidance does not include estimates for (i) unrecognized gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) unrecognized gains or losses on early repayment of debt or (iii) redemption related preferred stock issuance costs.

[2]	FFO per share represents FFO before impairments.

[3]	Outlook for AFFO is provided on an annual basis.

[4]	Aimco anticipates gross sales proceeds of $400 to $600 million for 2007 ($340 to $510 million related to conventional properties and $60 to $90 million related to affordable properties). Aimco share of proceeds is expected to be $300 to $450 million ($270 to $405 million related to conventional properties and $30 to $45 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $150 to $200 million ($135 to $175 million related to conventional properties and $15 to $25 million related to affordable properties). The potential sale of the Flamingo South Beach property North and Central towers is not included in the dispositions total.

[5]	Gross acquisitions include property acquisitions, limited partnership acquisitions and repurchase of Aimco stock.

AIMCO 1st Quarter 2007
SUPPLEMENTAL INFORMATION

Schedule 1	—	Funds From Operations and Adjusted Funds From Operations
Schedule 2	—	Proportionate Income Statement Presentation
Schedule 3	—	Proportionate Balance Sheet Presentation
Schedule 4	—	Share Data
Schedule 5	—	Selected Debt Structure and Maturity Data
Schedule 6a	—	Same Store Sales (1Q 2007 v. 1Q 2006)
Schedule 6b	—	Same Store Sales (1Q 2007 v. 4Q 2006)
Schedule 7	—	Selected Portfolio Performance Data
Schedule 8	—	Property Sales and Acquisitions Activity
Schedule 9	—	Capital Expenditures
Schedule 10	—	Summary of Redevelopment Activity
Schedule 11	—	Aimco Capital
Schedule 12	—	Apartment Unit Summary
Glossary

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net income attributable to common stockholders [1]	$8,860	$60,017
Adjustments:
Depreciation and amortization [2]	123,990	105,709
Depreciation and amortization related to non-real estate assets	(6,623)	(4,730)
Depreciation of rental property related to minority partners and unconsolidated entities [3]	(14,034)	(13,897)
Gain on dispositions of unconsolidated real estate and other	(1,049)	(9,696)
Gain on dispositions of non-depreciable assets and other	—	5,700
Deficit distributions to minority partners [4]	1,270	2,102
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [3]	(15,633)	(99,710)
Depreciation of rental property, net of minority partners’ interest [3]	(16,154)	8,415
Deficit distributions (recovery of deficit distributions) to minority partners [4]	59	(14,276)
Income tax arising from disposals	164	26,943
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,734)	(646)
Preferred stock dividends	16,348	21,480
Redemption related preferred stock issuance costs	—	2,574

Funds From Operations	$90,464	$89,985
Preferred stock dividends	(16,348)	(21,480)
Redemption related preferred stock issuance costs	—	(2,574)
Dividends/distributions on dilutive preferred securities	—	62

Funds From Operations Attributable to Common Stockholders — Diluted	$74,116	$65,993
Real estate impairment losses (recoveries), continuing operations [5]	—	(987)
Real estate impairment losses (recoveries), discontinued operations [5]	843	203
Redemption related preferred stock issuance costs [6]	—	2,574
Minority interest in Aimco Operating Partnership’s share of above adjustments	(79)	(176)

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$74,880	$67,607

Capital Replacements	(18,685)	(16,220)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	1,748	1,593
Dividends/distributions on non-dilutive preferred securities	—	(62)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$57,943	$52,918

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,981	96,539
Dilutive preferred securities	—	96

	99,981	96,635

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,981	96,539
Dilutive preferred securities	—	96

	99,981	96,635

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,981	96,539
Dilutive preferred securities	—	—

	99,981	96,539

Per Share:
Funds From Operations — Diluted	$0.74	$0.68
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.75	$0.70
Adjusted Funds From Operations — Diluted	$0.58	$0.55
Dividends paid	$0.60	$0.60

Supplemental Schedule 1 (continued)

Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[3]	“Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[4]	In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[5]	On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months ended March 31, 2007 includes $0.8 million of net impairment losses and FFO for the three months ended March 31, 2006 includes $0.8 million of net impairment recoveries.

[6]	In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three months ended March 31, 2007 and 2006 includes issuance costs of zero and $2.6 million, respectively.

[7]	Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 1 of 2)
(in thousands) (unaudited)

	Three Months Ended March 31, 2007
		Proportionate
	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners’	Income
	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$296,485	$434	$(43,114)	$253,805
Acquisition properties [1]	9,996	—	—	9,996
Redevelopment properties [1]	39,751	—	(4,101)	35,650
Other properties [1]	10,028	159	(1,033)	9,154
Affordable properties [1]	60,776	5,689	(18,344)	48,121

Total rental and other property revenues	417,036	6,282	(66,592)	356,726
Property management revenues, primarily from affiliates [3]	2,096	(281)	3,456	5,271
Activity fees and asset management revenues	11,630	—	—	11,630

Total revenues	430,762	6,001	(63,136)	373,627

Operating expenses:
Property operating expenses:
Same Store properties [2]	125,589	196	(20,097)	105,688
Acquisition properties	4,061	—	—	4,061
Redevelopment properties	18,436	—	(2,121)	16,315
Other properties	5,608	153	(509)	5,252
Affordable properties	32,152	3,239	(8,800)	26,591
Casualties, Conventional	2,110	1	1,424	3,535
Casualties, Affordable	(997)	(91)	1,164	76
Property management expenses, Conventional [4]	8,612	—	(1,004)	7,608
Property management expenses, Affordable [4]	1,100	—	(114)	986

Total property operating expenses	196,671	3,498	(30,057)	170,112
Property management expenses [5]	1,206	—	1,117	2,323
Activity and asset management expenses	5,654	—	—	5,654
Depreciation and amortization	123,990	1,240	(15,358)	109,872
General and administrative expenses	21,586	30	(1,225)	20,391
Other expenses (income), net	2,191	3,037	(3,138)	2,090

Total operating expenses	351,298	7,805	(48,661)	310,442

Operating income	79,464	(1,804)	(14,475)	63,185
Interest income:
General partner loan interest	3,156	(89)	9,659	12,726
Money market and interest bearing accounts	4,693	149	(900)	3,942
Accretion on discounted notes receivable	1,758	—	—	1,758

Total interest income	9,607	60	8,759	18,426
Provision for losses on notes receivable	(1,543)	—	—	(1,543)
Interest expense:
Property debt (primarily non-recourse)	(101,710)	(1,245)	15,474	(87,481)
Lines of credit	(10,836)	—	—	(10,836)
Capitalized interest	6,539	3	(383)	6,159

Total interest expense	(106,007)	(1,242)	15,091	(92,158)
Deficit distributions to minority partners	(1,270)	—	—	(1,270)
Equity in losses of unconsolidated real estate partnerships	(2,986)	2,986	—	—
Real estate impairment (losses) recoveries, net	—	—	—	—
Gain on dispositions of unconsolidated real estate and other	1,049	—	—	1,049
Gain on extinguishment of debt	19,373	—	(15,101)	4,272

Loss before minority interests and discontinued operations	(2,313)	—	(5,726)	(8,039)
Minority interests:
Minority interest in consolidated real estate partnerships	(5,726)	—	5,726	—
Minority interest in Aimco Operating Partnership	743	—	—	743

Total minority interests	(4,983)	—	5,726	743

Loss from continuing operations	(7,296)	—	—	(7,296)
Income from discontinued operations, net	32,504	—	—	32,504

Net income	25,208	—	—	25,208
Net income attributable to preferred stockholders	16,348	—	—	16,348

Net income attributable to common stockholders	$8,860	$—	$—	$8,860

(See footnotes on page 2 of 2)

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

Three Months Ended
March 31, 2007
Components of FFO:
Real estate operations:
Rental and other property revenues	$356,726
Property operating expenses	(170,112)

Net real estate operations	186,614
Property management, net	2,948
Activity and asset management, net	5,976
Depreciation and amortization related to non-real estate assets	(6,540)
General and administrative expenses	(20,391)
Other (expenses) income, net	(2,092)
Interest income	18,426
Provision for losses on notes receivable	(1,543)
Interest expense	(92,158)
Gain on extinguishment of debt	4,272
Discontinued operations:
Operations and other	1,057
Interest expense	(960)
Gain on extinguishment of debt	5,039
Preferred stock dividends	(16,348)
Preferred partnership unit distributions	(1,782)

Subtotal before minority interest in Aimco Operating Partnership	$82,518
Minority interest in common units of Aimco Operating Partnership	(7,638)

FFO Attributable to Common Stockholders — Diluted	$74,880

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]	Same store amounts in this schedule may differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

[3]	Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

Supplemental Schedule 3

Proportionate Balance Sheet Presentation
As of March 31, 2007
(in thousands) (unaudited)

	Consolidated	Proportionate
	GAAP	Share of	Minority	Proportionate
	Balance Sheet	Unconsolidated	Partners’	Balance
	March 31, 2007	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$9,612,545	$57,271	$(1,473,427)	$8,196,389
Land	2,450,066	2,910	(114,915)	2,338,061
Accumulated depreciation	(2,946,252)	(34,209)	889,094	(2,091,367)

NET REAL ESTATE	9,116,359	25,972	(699,248)	8,443,083
Cash and cash equivalents	257,160	1,734	(64,264)	194,630
Restricted cash	314,734	5,657	(67,958)	252,433
Accounts receivable	66,439	605	—	67,044
Accounts receivable from affiliates	25,590	—	—	25,590
Deferred financing costs	75,579	—	—	75,579
Notes receivable from unconsolidated real estate partnerships	40,278	—	—	40,278
Notes receivable from non-affiliates	135,481	—	—	135,481
Investment in unconsolidated real estate partnerships	36,460	16,456	—	52,916
Other assets	195,402 [4]	13,783	—	209,185
Deferred income tax asset, net	2,719	—	—	2,719
Assets held for sale	39,865	—	—	39,865

TOTAL ASSETS	$10,306,066	$64,207	$(831,470)	$9,538,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$946,348	$139	$(27,675)	$918,812
Property loans payable	5,529,828	54,266	(918,833)	4,665,261
Term loans	400,000	—	—	400,000
Credit facility	130,000	—	—	130,000
Other borrowings	60,557	—	—	60,557

TOTAL INDEBTEDNESS	7,066,733	54,405	(946,508)	6,174,630
Accounts payable	31,347	9,802	—	41,149
Accrued liabilities and other	281,654	—	—	281,654
Deferred income	134,761	—	—	134,761
Security deposits	45,920	—	—	45,920
Liabilities related to assets held for sale	27,734	—	—	27,734

TOTAL LIABILITIES	7,588,149	64,207	(946,508)	6,705,848

Minority interest in consolidated real estate partnerships	210,878	—	115,038	325,916
Minority interest in Aimco Operating Partnership	159,599	—	—	159,599

NET OPERATING ASSETS		$—	$—	$2,347,440

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500
Convertible preferred stock	100,000
Class A Common Stock	971
Additional paid-in capital	3,079,469
Notes due on common stock purchases	(3,794)
Distributions in excess of earnings	(1,552,706)

TOTAL STOCKHOLDERS’ EQUITY	2,347,440

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,306,066

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $97.4 million.

[3]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of March 31, 2007, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $3.8 million in investments in management contracts.

Supplemental Schedule 4

Share Data
As of March 31, 2007
(in thousands) (unaudited)

Preferred Securities

	Shares/Units
	Outstanding
	as of	Redemption
	March 31, 2007	Date [1]	Coupon	Amount
Perpetual Preferred Stock [2]:
Class G	4,050	7/15/2008	9.375%	$101,000
Class T	6,000	7/31/2008	8.00%	150,000
Class U	8,000	3/24/2009	7.75%	200,000
Class V	3,450	9/29/2009	8.00%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0 [3]	6/30/2011	6.610%[4]	100,000

Total perpetual preferred stock				723,500

Convertible Preferred Stock:
Class W [5]	1,905	9/30/2007	8.10%	100,000
Preferred Partnership Units [6]	3,256		7.99%	89,190

Total outstanding preferred securities				$912,690

Common Stock and Equivalents

	Shares/Units	Weighted Average Shares / Units
	Outstanding	Three Months Ended March 31, 2007
	as of
	March 31, 2007	Diluted EPS		FFO
Class A Common Stock	96,076 [7]	95,971	[7]	95,971	[7]
Dilutive securities:
Options, restricted stock and non-recourse shares	2,641 [8]	—	[8]	3,186	[8]
High Performance Units	824 [9]	—	[9]	824	[9]

Total shares and dilutive share equivalents	99,541	95,971		99,981

Class I High Performance Units	2,379	2,379		2,379
Common Partnership Units	7,307	7,522		7,522

Common Partnership Units and equivalents	9,686	9,901		9,901

Total shares, units and dilutive share equivalents	109,227	105,872		109,882

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Preferred stock amounts are shown net of any eliminations necessary for the GAAP Consolidated Balance Sheet.

[3]	Represents 200 shares at a liquidation preference per share of $500,000.

[4]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[5]	Conversion ratio for Class W is 1.0 to 1.0.

[6]	Coupon is based on a weighted average.

[7]	Includes a deduction of 1,063,000 for non-recourse shares and unvested restricted stock.

[8]	Stock options, restricted stock and non-recourse shares are presumed to be dilutive as of March 31, 2007 and reflect the options and shares outstanding at the end of the period and the share price at the end of the period ($57.69). Dilution for the three months ended March 31, 2007 reflects the weighted average amounts during the period.

[9]	Represents the number of equivalent common OP units that would be issued if the applicable measurement periods for Class VIII and IX HPUs, which end on December 31, 2007 and 2008, respectively, had ended on March 31, 2007 (if dilutive).

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of March 31, 2007
(dollars in thousands)
(unaudited)

I.  Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate

Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,381,000	$6,639	$(643,454)	$3,744,185	10.1	6.29%
Floating rate loans payable	464,503	—	(37,364)	427,139	1.8	6.46%

Total property loans payable:	4,845,503	6,639	(680,818)	4,171,324	9.3	6.30%
Fixed rate tax-exempt bonds	185,948	—	(9,152)	176,796	15.0	5.87%
Floating rate tax-exempt bonds	627,287	—	(5,342)	621,945	13.5	4.01%

Total property tax-exempt bond financing:	813,235	—	(14,494)	798,741	13.8	4.42%

Total Property Debt on Conventional Portfolio	5,658,738	6,639	(695,312)	4,970,065	10.0	6.00%

Affordable Portfolio:
Fixed rate loans payable	670,614	39,655	(238,015)	472,254	17.3	5.55%
Floating rate loans payable	13,711	7,972	—	21,683	3.7	5.68%

Total property loans payable:	684,325	47,627	(238,015)	493,937	16.7	5.56%
Fixed rate tax-exempt bonds	90,438	139	(13,181)	77,396	26.3	5.24%
Floating rate tax-exempt bonds	42,675	—	—	42,675	30.1	4.03%

Total property tax-exempt bond financing:	133,113	139	(13,181)	120,071	27.7	4.81%

Total Property Debt on Affordable Portfolio	817,438	47,766	(251,196)	614,008	—	5.41%

Total Property Debt	$6,476,176	$54,405	$(946,508)	$5,584,073	11.0	5.94%

Corporate Debt:
Term Loan	$400,000	$—	$—	$400,000	—	6.91%
Credit Facility	130,000	—	—	130,000	—	6.70%

Total Corporate Debt	$530,000	$—	$—	$530,000	—	6.86%

Other Borrowings [1]	$60,557	$—	$—	$60,557

Total Debt	$7,066,733	$54,405	$(946,508)	$6,174,630		6.04%

[1]	Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At March 31, 2007, other borrowings includes $52.1 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%.

II. Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q2 2007	$33,585	$15,294	$48,879	0.8%	4.84%
Q3 2007	33,743	117,068	150,811	2.3%	6.18%
Q4 2007	34,551	110,460	145,011	2.2%	6.70%
Q1 2008	36,032	42,560	78,592	1.2%	6.98%
Q2 2008	36,197	64,805	101,002	1.6%	5.97%
Q3 2008	34,589	73,757	108,346	1.7%	5.70%
Q4 2008	34,873	113,238	148,111	2.3%	5.74%
Q1 2009	34,914	135,048	169,962	2.6%	5.28%
2009 Remaining	108,948	265,263	374,211	5.8%	5.41%
2010	152,098	355,213	507,311	7.8%	6.30%
2011	160,297	349,623	509,920	7.9%	5.71%
Thereafter			4,134,020	63.8%

Total Property Debt:			$6,476,176	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2009	$—	$130,000	$130,000	24.5%	6.70%
2011	$—	$400,000	$400,000	75.5%	6.91%

Total Corporate Debt:	$—	$530,000	$530,000	100.0%	6.86%

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data
As of March 31, 2007
(in millions)
(unaudited)

III. Loan Closings

FIRST QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds [1]	Rate	Rate

Refinancings:
Fixed Rate	$226.9	$465.4	$161.1	$326.8	$162.9	7.61%	6.13%
Floating Rate	37.4	38.2	8.3	8.4	0.1	8.67%	6.26%
Affordable, Mark-to-Market and Other	28.9	68.8	26.2	64.7	37.4	7.45%	3.95%

Loans Relating to Acquisitions:
Fixed Rate	—	16.1	—	16.1	15.9	—	5.55%

Totals	$293.2	$588.5	$195.6	$416.0	$216.3	7.73%	5.89%

IV. Capitalization

	September 30, 2006		December 31, 2006		March 31, 2007
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$555	4.5%	$540	4.3%	$530	4.1%
Property debt (Aimco’s share)	5,368	43.6%	5,473	43.7%	5,584	43.6%
Other Borrowings	134	1.1%	68	0.5%	61	0.5%

Total Debt	6,057	49%	6,081	48.5%	6,175	48.2%

Less: Cash and restricted cash	(418)	-3.4%	(456)	-3.6%	(447)	-3.5%

Net Debt	5,639	45.8%	5,625	44.9%	5,728	44.7%

Preferred equity	913	7.4%	913	7.3%	913	7.1%

Common equity at market [1]	5,772	46.8%	5,992	47.8%	6,163	48.1%

Total Capitalization	$12,324	100.0%	$12,530	100.0%	$12,804	100.0%

[1]	Common equity at market at March 31, 2007 was calculated using 106.825 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $57.69, $56.02, $54.41 per share/unit on March 31, 2007, December 31, 2006, and September 30, 2006 respectively.

V. Credit Ratings

Moody’s Investor Service
Standard and Poor’s
Fitch

Senior Unsecured Shelf
Corporate Credit Rating
Bank Credit Facility

(P) Ba1 (stable outlook)
BB+ (stable outlook)
BBB- (stable outlook)

Supplemental Schedule 6(a)

Same Store Sales
First Quarter 2007 Compared to First Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					March 31, 2007				March 31, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,866	$683	$1,183		$1,767	$680	$1,088		$98	5.6%	$3	0.5%	$95	8.8%
Los Angeles-Long Beach — Ventura	11	2,927		89%	14,445	4,626	9,819		13,254	4,359	8,896		1,191	9.0%	267	6.1%	924	10.4%
Orange County — Riverside	8	1,883		86%	6,255	1,945	4,310		5,969	1,876	4,093		287	4.8%	69	3.7%	218	5.3%
San Diego	5	1,719		92%	5,315	1,694	3,620		5,120	1,630	3,490		195	3.8%	64	3.9%	131	3.7%

	29	7,820		81.6%	27,881	8,948	18,933	95.8%	26,110	8,545	17,565	95.5%	1,771	6.8%	404	4.7%	1,367	7.8%
Florida
Jacksonville	2	592		100%	1,278	507	771		1,313	479	834		(35)	-2.7%	28	5.8%	(63)	-7.6%
Miami/Fort Lauderdale	10	3,225		84%	10,292	4,111	6,181		9,947	3,881	6,066		345	3.5%	230	5.9%	115	1.9%
Orlando — Daytona	21	5,390		93%	12,179	5,087	7,092		12,088	4,769	7,318		91	0.8%	318	6.7%	(227)	-3.1%
Tampa-St. Petersburg	16	3,983		71%	6,735	2,928	3,807		6,534	2,654	3,880		201	3.1%	274	10.3%	(73)	-1.9%
West Palm Beach-Boca	5	1,505		100%	4,406	1,775	2,631		4,310	1,589	2,721		96	2.2%	186	11.7%	(90)	-3.3%

	54	14,695		86.3%	34,890	14,408	20,482	92.4%	34,192	13,373	20,819	97.8%	698	2.0%	1,035	7.7%	(338)	-1.6%
Midwest
Chicago	17	4,493		82%	11,343	5,196	6,147		10,782	4,901	5,881		561	5.2%	295	6.0%	266	4.5%
Cincinnati — Dayton	6	1,587		58%	2,120	837	1,283		1,995	1,005	990		125	6.2%	(168)	-16.7%	292	29.5%
Columbus	8	1,942		73%	2,661	1,245	1,416		2,538	1,524	1,014		123	4.9%	(279)	-18.3%	402	39.7%
Detroit — Ann Arbor	6	1,665		91%	3,322	1,957	1,365		3,153	1,708	1,446		168	5.3%	249	14.6%	(81)	-5.6%
Grand Rapids-Lansing	11	4,402		68%	5,876	3,001	2,875		5,524	2,800	2,724		352	6.4%	201	7.2%	151	5.5%
Indianapolis/Fort Wayne	25	9,962		92%	16,105	7,740	8,365		15,704	7,212	8,493		401	2.6%	529	7.3%	(128)	-1.5%
Minneapolis — St. Paul	4	1,222		81%	3,330	1,544	1,786		3,204	1,587	1,617		126	3.9%	(43)	-2.7%	169	10.5%
Midwest other	3	847		42%	710	313	397		710	337	373		0	0.1%	(23)	-6.9%	24	6.3%

	80	26,120		80.7%	45,466	21,833	23,633	94.4%	43,610	21,073	22,537	93.9%	1,856	4.3%	760	3.6%	1,096	4.9%
Northeast
Baltimore	9	1,772		86%	5,077	1,843	3,234		4,638	1,813	2,825		439	9.5%	31	1.7%	408	14.4%
New England	16	5,745		100%	19,797	7,619	12,178		19,300	7,586	11,714		497	2.6%	33	0.4%	465	4.0%
Philadelphia — New York	13	5,522		85%	17,703	6,591	11,112		16,666	6,548	10,118		1,037	6.2%	43	0.7%	994	9.8%
Washington	17	8,890		92%	27,031	10,653	16,378		25,961	10,094	15,868		1,070	4.1%	559	5.5%	511	3.2%

	55	21,929		92.0%	69,608	26,706	42,902	95.5%	66,565	26,040	40,525	95.7%	3,043	4.6%	666	2.6%	2,377	5.9%
Southeast
Atlanta	9	2,484		81%	4,498	2,007	2,492		4,064	1,977	2,087		434	10.7%	30	1.5%	404	19.4%
Savannah/Augusta	2	416		100%	929	333	596		891	315	575		39	4.4%	18	5.7%	21	3.6%
Charlotte-Gastonia	3	772		86%	1,225	605	620		1,055	581	474		170	16.1%	24	4.2%	146	30.8%
Columbia/Charleston	6	1,238		70%	1,680	816	863		1,603	817	787		76	4.8%	(1)	-0.1%	77	9.8%
Nashville	8	2,492		76%	4,342	1,798	2,543		4,139	1,818	2,321		203	4.9%	(19)	-1.1%	222	9.6%
Norfolk	9	2,747		78%	5,769	1,978	3,792		5,628	1,827	3,800		142	2.5%	150	8.2%	(9)	-0.2%
Raleigh-Durham-Chapel Hill	8	2,247		76%	3,255	1,576	1,679		2,903	1,576	1,327		352	12.1%	0	0.0%	351	26.5%
Richmond — Petersburg	3	744		80%	1,511	504	1,007		1,339	441	898		172	12.9%	63	14.4%	109	12.1%
Southeast other	5	923		72%	1,167	533	633		1,087	558	529		79	7.3%	(25)	-4.4%	104	19.7%

	53	14,063		78.1%	24,376	10,151	14,225	93.6%	22,709	9,910	12,799	91.2%	1,667	7.3%	241	2.4%	1,426	11.1%
Texas
Austin-San Marcos	7	1,497		100%	3,106	1,545	1,561		2,884	1,516	1,368		222	7.7%	29	1.9%	193	14.1%
Dallas-Fort Worth	17	4,206		81%	6,704	3,321	3,383		6,352	3,351	3,001		351	5.5%	(30)	-0.9%	382	12.7%
Houston — Galveston	37	9,776		71%	13,410	6,751	6,659		12,579	6,845	5,734		831	6.6%	(94)	-1.4%	925	16.1%
San Antonio	9	1,951		92%	3,128	1,548	1,581		3,035	1,407	1,628		94	3.1%	141	10.0%	(48)	-2.9%

	70	17,430		78.2%	26,349	13,165	13,184	94.3%	24,850	13,119	11,732	93.6%	1,498	6.0%	46	0.4%	1,452	12.4%
West
Colorado Front Range	23	5,109		83%	9,848	3,893	5,955		9,406	3,971	5,436		441	4.7%	(78)	-2.0%	519	9.6%
Phoenix-Mesa	17	4,375		94%	8,326	3,639	4,687		7,861	3,303	4,559		464	5.9%	336	10.2%	128	2.8%
Salt Lake City-Ogden	4	1,511		86%	2,545	895	1,650		2,382	926	1,456		164	6.9%	(31)	-3.3%	194	13.3%
Seattle	3	364		59%	580	232	348		516	237	279		64	12.5%	(5)	-2.0%	69	24.8%
West other	5	1,621		100%	3,048	1,412	1,636		2,895	1,294	1,602		152	5.3%	118	9.1%	34	2.1%

	52	12,980		88.7%	24,346	10,071	14,276	94.5%	23,060	9,730	13,331	95.7%	1,286	5.6%	341	3.5%	945	7.1%

SAME STORE SALES TOTALS	393	115,037	[2]	83.8%	$252,916	$105,282	$147,634	94.4%	$241,096	$101,789	$139,308	94.7%	$11,820	4.9%	$3,494	3.4%	$8,326	6.0%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]					164,120	91,389	72,731		149,215	81,608	67,606

Total rental and other property revenues and property operating expense per GAAP income statement					$417,036	$196,671	$220,365		$390,311	$183,397	$206,914

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 96,500 at March 31, 2007.

Supplemental Schedule 6(b)

Same Store Sales
First Quarter 2007 Compared to Fourth Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					March 31, 2007				December 31, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,866	$683	$1,183		$1,863	$704	$1,159		$2	0.1%	$(21)	-3.0%	$24	2.0%
Los Angeles-Long Beach — Ventura	11	2,927		89%	14,445	4,626	9,819		14,196	4,392	9,804		249	1.8%	234	5.3%	15	0.2%
Orange County — Riverside	8	1,883		86%	6,255	1,945	4,310		6,219	1,971	4,247		37	0.6%	(26)	-1.3%	63	1.5%
San Diego	5	1,719		92%	5,315	1,694	3,620		5,282	1,667	3,615		32	0.6%	28	1.7%	5	0.1%

	29	7,820		81.6%	27,881	8,948	18,933	95.8%	27,560	8,734	18,826	95.6%	321	1.2%	214	2.5%	107	0.6%
Florida
Jacksonville	2	592		100%	1,278	507	771		1,331	512	819		(53)	-4.0%	(5)	-1.0%	(48)	-5.9%
Miami/Fort Lauderdale	10	3,225		84%	10,292	4,111	6,181		10,137	3,928	6,209		155	1.5%	183	4.7%	(28)	-0.4%
Orlando — Daytona	21	5,390		93%	12,179	5,087	7,092		12,417	5,226	7,191		(238)	-1.9%	(139)	-2.7%	(99)	-1.4%
Tampa-St. Petersburg	16	3,983		71%	6,735	2,928	3,807		6,750	2,827	3,923		(15)	-0.2%	101	3.6%	(116)	-3.0%
West Palm Beach-Boca	5	1,505		100%	4,406	1,775	2,631		4,274	1,711	2,563		133	3.1%	64	3.8%	68	2.7%

	54	14,695		86.3%	34,890	14,408	20,482	92.4%	34,909	14,204	20,705	92.6%	(19)	-0.1%	204	1.4%	(223)	-1.1%
Midwest
Chicago	17	4,493		82%	11,343	5,196	6,147		11,387	4,691	6,696		(44)	-0.4%	505	10.8%	(549)	-8.2%
Cincinnati — Dayton	6	1,587		58%	2,120	837	1,283		2,141	870	1,272		(21)	-1.0%	(32)	-3.7%	11	0.9%
Columbus	8	1,942		73%	2,661	1,245	1,416		2,644	1,227	1,417		17	0.7%	19	1.5%	(1)	-0.1%
Detroit — Ann Arbor	6	1,665		91%	3,322	1,957	1,365		3,266	1,603	1,663		55	1.7%	353	22.0%	(298)	-17.9%
Grand Rapids-Lansing	11	4,402		68%	5,876	3,001	2,875		5,778	2,871	2,906		98	1.7%	130	4.5%	(32)	-1.1%
Indianapolis	25	9,962		92%	16,105	7,740	8,365		16,061	7,357	8,704		44	0.3%	383	5.2%	(339)	-3.9%
Minneapolis — St. Paul	4	1,222		81%	3,330	1,544	1,786		3,269	1,266	2,003		61	1.9%	278	22.0%	(217)	-10.8%
Midwest other	3	847		42%	710	313	397		693	324	369		17	2.5%	(11)	-3.4%	28	7.7%

	80	26,120		80.7%	45,466	21,833	23,633	94.4%	45,239	20,209	25,030	94.7%	227	0.5%	1,625	8.0%	(1,397)	-5.6%
Northeast
Baltimore	9	1,772		86%	5,077	1,843	3,234		4,932	1,742	3,190		145	2.9%	101	5.8%	43	1.4%
New England	16	5,745		100%	19,797	7,619	12,178		19,743	6,614	13,129		55	0.3%	1,005	15.2%	(950)	-7.2%
Philadelphia — New York	13	5,522		85%	17,703	6,591	11,112		17,482	5,882	11,600		221	1.3%	709	12.1%	(488)	-4.2%
Washington	17	8,890		92%	27,031	10,653	16,378		26,866	9,430	17,436		165	0.6%	1,223	13.0%	(1,058)	-6.1%

	55	21,929		92.0%	69,608	26,706	42,902	95.5%	69,023	23,668	45,355	95.5%	585	0.8%	3,038	12.8%	(2,453)	-5.4%
Southeast
Atlanta	9	2,484		81%	4,498	2,007	2,492		4,324	2,288	2,036		174	4.0%	(281)	-12.3%	455	22.4%
Savannah/Augusta	2	416		100%	929	333	596		971	313	658		(42)	-4.3%	21	6.6%	(62)	-9.5%
Charlotte-Gastonia	3	772		86%	1,225	605	620		1,197	524	673		28	2.3%	81	15.4%	(53)	-7.9%
Columbia/Charleston	6	1,238		70%	1,680	816	863		1,691	782	909		(12)	-0.7%	34	4.4%	(46)	-5.0%
Nashville	8	2,492		76%	4,342	1,798	2,543		4,401	1,849	2,552		(59)	-1.3%	(50)	-2.7%	(9)	-0.3%
Norfolk	9	2,747		78%	5,769	1,978	3,792		5,842	1,913	3,929		(73)	-1.2%	65	3.4%	(137)	-3.5%
Raleigh-Durham-Chapel Hill	8	2,247		76%	3,255	1,576	1,679		3,231	1,461	1,770		24	0.7%	115	7.8%	(91)	-5.1%
Richmond — Petersburg	3	744		80%	1,511	504	1,007		1,487	506	981		25	1.7%	(2)	-0.4%	27	2.7%
Southeast other	5	923		72%	1,167	533	633		1,152	579	573		15	1.3%	(46)	-7.9%	61	10.6%

	53	14,063		78.1%	24,376	10,151	14,225	93.6%	24,296	10,215	14,081	93.3%	80	0.3%	(64)	-0.6%	144	1.0%
Texas
Austin-San Marcos	7	1,497		100%	3,106	1,545	1,561		3,095	1,485	1,610		11	0.4%	60	4.0%	(49)	-3.0%
Dallas-Fort Worth	17	4,206		81%	6,704	3,321	3,383		6,664	3,219	3,445		40	0.6%	102	3.2%	(62)	-1.8%
Houston — Galveston	37	9,776		71%	13,410	6,751	6,659		13,470	6,598	6,872		(59)	-0.4%	153	2.3%	(212)	-3.1%
San Antonio	9	1,951		92%	3,128	1,548	1,581		3,105	1,475	1,631		23	0.7%	73	5.0%	(50)	-3.1%

	70	17,430		78.2%	26,349	13,165	13,184	94.3%	26,334	12,777	13,557	93.8%	14	0.1%	388	3.0%	(373)	-2.8%
West
Colorado Front Range	23	5,109		83%	9,848	3,893	5,955		9,669	3,903	5,766		179	1.8%	(10)	-0.3%	188	3.3%
Phoenix-Mesa	17	4,375		94%	8,326	3,639	4,687		8,274	3,567	4,706		52	0.6%	72	2.0%	(20)	-0.4%
Salt Lake City-Ogden	4	1,511		86%	2,545	895	1,650		2,530	957	1,573		15	0.6%	(62)	-6.4%	77	4.9%
Seattle	3	364		59%	580	232	348		571	239	332		9	1.6%	(7)	-2.9%	16	4.9%
West other	5	1,621		100%	3,048	1,412	1,636		3,002	1,469	1,533		45	1.5%	(57)	-3.9%	102	6.7%

	52	12,980		88.7%	24,346	10,071	14,276	94.5%	24,046	10,135	13,911	94.6%	300	1.2%	(64)	-0.6%	364	2.6%

SAME STORE SALES TOTALS	393	115,037	[2]	83.8%	$252,916	$105,282	$147,634	94.4%	$251,407	$99,941	$151,466	94.3%	$1,509	0.6%	$5,341	5.3%	$(3,832)	-2.5%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]					164,120	91,389	72,731		161,745	100,126	61,619

Total rental and other property revenues and property operating expense per GAAP Income Statement					$417,036	$196,671	$220,365		$413,152	$200,067	$213,085

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 96,500 at March 31, 2007.

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average first quarter 2007	$998	$631	$839
Occupancy, average first quarter 2007	94.5%	94.2%	94.4%
Operating Margin	61.4%	51.4%	58.4%
Total number of properties	216	177	393
Total number of units	65,072	49,965	115,037
Effective Units	57,253	39,199	96,452
Percent of total Same Store NOI	73.3%	26.7%	100.0%

1st Quarter 2007 vs. 1st Quarter 2006 Change

Revenue	4.8%	5.1%	4.9%
Expenses	4.1%	2.2%	3.4%
NOI	5.2%	8.1%	6.0%

Sequential, 1st Quarter 2007 vs. 4th Quarter 2006 Change

Revenue	0.6%	0.6%	0.6%
Expenses	5.8%	4.6%	5.3%
NOI	-2.4%	-3.0%	-2.5%

TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

		Quarter Ended March 31, 2007			Quarter Ended March 31, 2006
		TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
Percent of Total Conventional NOI		CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1	Washington	10.1%	0.0%	10.1%	10.0%	0.0%	10.0%
2	Los Angeles-Long Beach-Ventura	9.4%	0.0%	9.4%	8.6%	0.0%	8.6%
3	New England	6.9%	0.0%	6.9%	6.8%	0.0%	6.8%
4	Philadelphia	6.3%	0.0%	6.3%	6.0%	0.0%	6.0%
5	Miami/Fort Lauderdale	5.6%	0.0%	5.6%	5.1%	0.0%	5.1%
6	Chicago	4.5%	0.4%	4.8%	0.0%	5.0%	5.0%
7	Indianapolis/Fort Wayne	0.0%	4.7%	4.7%	4.6%	0.3%	4.9%
8	Orlando-Daytona	3.7%	0.3%	4.0%	4.0%	0.3%	4.3%
9	Houston-Galveston	0.0%	3.8%	3.8%	2.7%	1.5%	4.2%
10	Colorado Front Range	3.2%	0.2%	3.5%	0.0%	3.2%	3.2%
11	New York	3.2%	0.0%	3.2%	3.0%	0.2%	3.2%
12	Phoenix-Mesa	2.9%	0.2%	3.2%	2.7%	0.1%	2.9%
13	Tampa-St. Petersburg	2.3%	0.6%	2.9%	2.2%	0.6%	2.8%
14	Norfolk	2.6%	0.0%	2.6%	2.6%	0.0%	2.6%
15	Orange County-Riverside	2.4%	0.0%	2.4%	2.6%	0.0%	2.6%
16	San Diego	2.4%	0.0%	2.4%	0.0%	2.4%	2.4%
17	Dallas-Ft Worth	0.0%	1.9%	1.9%	2.4%	0.0%	2.4%
18	Atlanta	1.9%	0.0%	1.9%	1.6%	0.5%	2.1%
19	Baltimore	1.8%	0.0%	1.8%	1.7%	0.0%	1.7%
20	Grand Rapids-Lansing	0.0%	1.6%	1.6%	0.0%	1.7%	1.7%

Subtotal Top 20 Markets		69.3%	13.7%	83.0%	66.6%	15.8%	82.4%
All Other Markets (29 in 2007 and 38 in 2006)		7.3%	9.7%	17.0%	6.2%	11.4%	17.6%

Total Conventional NOI		76.6%	23.4%	100.0%	72.8%	27.2%	100.0%

Rent, average first quarter		$1,044	$634	$879	$973	$610	$812
Occupancy, average first quarter		93.2%	94.2%	93.6%	94.3%	93.4%	93.9%
Total number of properties		275	192	467	262	247	509
Total number of units		81,514	52,976	134,490	79,592	66,259	145,851
Effective Units		72,073	41,135	113,208	69,660	49,349	119,009
Average Home Value*		$342,580	$170,579	$272,016
REIS Growth Rate (4 year weighted average)**		3.3%	3.0%	3.3%
Number of markets		27	22	49

*	ESRI — 2006 demographic data

**	Source: REIS, based on Q1 2007 forecasted data

Supplemental Schedule 8

Property Sales and Acquisition Activity
(unaudited)

FIRST QUARTER 2007 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF [1]	Property	Net Sales [2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent

Conventional	7	1,267	$55.1	5.5%	$30.5	$12.3	$17.0	$12.3	$610
Affordable	7	848	23.1	3.6%	16.7	3.8	18.5	3.3	554

Total Dispositions	14	2,115	$78.2	5.0%	$47.2	$16.1	$35.5	$15.6	$588

[1]	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

FIRST QUARTER 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional [1]	100%	5	470	$75.2	$6.1	$924
Student Housing		—	—	—	—	—

Total Acquisitions		5	470	$75.2	$6.1	$924

[1]	Properties acquired are located in New York, NY; Park Forest, IL; and Daytona Beach, FL.

Supplemental Schedule 9

Capital Expenditures
Three Months Ended March 31, 2007
(in thousands, except per unit data)
(unaudited)

All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the three months ended March 31, 2007. Per unit numbers are based on approximately 131,466 average units, including 112,956 conventional and 18,511 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$6,066	$46
Turnover related	7,035	54
Capitalized site payroll and indirect costs	5,584	42

Total Aimco’s share of Capital Replacements	$18,685	$142

Capital Replacements:
Conventional	$17,335	$153
Affordable	1,350	73

Total Aimco’s share of Capital Replacements	18,685	$142

Capital Improvements:
Conventional	16,367	$145
Affordable	2,210	119

Total Aimco’s share of Capital Improvements	18,577	$141

Casualties:
Conventional	2,666
Affordable	1,477

Total Aimco’s share of Casualties [2]	4,143

Redevelopment (see Schedule 10 for further project details):
Active Conventional projects	48,617
Active Tax Credit projects	798
Pre-construction and other activities [3]	8,304

Total Aimco’s share of Redevelopment	57,719

Entitlement [4]	5,967

Total Aimco’s share of capital expenditures	105,091

Plus minority partners’ share of consolidated spending	16,373
Less Aimco’s share of unconsolidated spending	(158)

Capital expenditures per consolidated statement of cash flows	$121,306

[1]	Average units calculated pro rata for the quarter based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]	Includes consulting, legal, and capitalized labor costs, some physical construction work, and trailing expenditures on projects that were substantially completed in prior periods.

[4]	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2006 net book values of approximately $171 million and $49 million, respectively.

Supplemental Schedule 10

Summary of Redevelopment Activity
Three Months Ended March 31, 2007
(dollars in millions)
(unaudited)

			Project Expenditures
			Actual Amount			Aimco’s Share
		Total			Three Months	Three Months
	Number of	Property	Total	Inception	Ended March	Ended March
	Properties	Units	Projected	to Date	31, 2007	31, 2007
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at 12/31/06	45	18,628	$493.3	$251.0	$53.3	$45.1
Adjustments to approved projects [2]			21.5
New redevelopment projects started during period	4	1,774	37.5	3.6	3.6	3.5

Redevelopment expenditures during period	49	20,402	552.3	254.6	56.9	48.6

Projects completed during period	(4)	(2,026)	(32.3)	(32.2)

Active redevelopment projects at 3/31/07 [1]	45	18,376	520.0	222.4

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at 12/31/06	9	1,310	$68.1	$39.5	$1.0	$0.8
Adjustments to approved projects [2]			32.8
New redevelopment projects started during period	1	150	13.6	—	—	—

Redevelopment expenditures during period	10	1,460	114.5	39.5	1.0	0.8

Projects completed during period	—	—	—	—

Active redevelopment projects at 3/31/07	10	1,460	114.5	39.5

TOTAL ACTIVE REDEVELOPMENT PROJECTS	55	19,836	$634.5	$261.9

TOTAL REDEVELOPMENT EXPENDITURES					$57.9	$49.4

[1]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%

[2]	Adjustments to approved projects includes increases to reflect indirect project costs, consistent with actual spending.

Supplemental Schedule 11

Aimco Capital
(in thousands) (unaudited)

Asset Management and Transaction Income
For the Three Months Ended March 31, 2007

Activity fees and asset management revenues	$11,630
Accretion on discounted notes receivable	1,758
Other income [1]	530
Gains on sale of land [2]	—

Total asset management and transaction revenue	13,918
Activity and asset management expenses	(5,654)

Net asset management and transaction income (pre-tax) [3]	8,246
Income taxes [4]	(1,972)

Net asset management and transaction income (after tax)	$6,292

Notes

[1]	Consists of certain transaction revenue reported in other expenses (income), net in Aimco’s GAAP income statement.

[2]	Land gains are reported in gain on dispositions of unconsolidated real estate and other in Aimco’s GAAP income statement.

[3]	Represents net operating income of Aimco Capital, Aimco’s asset management and transactions business segment.

[4]	Most asset management and transaction income is earned by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries.

Summary of Projected Tax Credit Income [1]

	Remainder	Year Ending December 31,
	of 2007	2008	2009	2010	2011	Thereafter	Total
Amortization of deferred income [2]	$15,271	$21,846	$21,095	$20,642	$20,878	$89,246	$188,978
Income taxes [3]	(5,956)	(8,520)	(8,227)	(8,050)	(8,142)	(34,806)	(73,701)

Projected income, net of tax	$9,315	$13,326	$12,868	$12,592	$12,736	$55,440	$115,277

Notes

[1]	Certain information included in this supplemental schedule contains or may contain information that is forward-looking. Actual results may differ from those described in this schedule and may be affected by factors beyond our control.

[2]	Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect direct and incremental costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[3]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

Supplemental Schedule 12

Apartment Unit Summary
As of March 31, 2007
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	278	80,532	80,532	100%
Partially-owned consolidated properties	187	53,226	32,412	61%
Partially-owned unconsolidated properties	2	732	264	36%

Total	467	134,490	113,208	84%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	89	11,980	11,980	100%
Partially-owned consolidated properties	142	15,248	5,403	35%
Partially-owned unconsolidated properties	98	10,859	1,858	17%

Total	329	38,087	19,241	51%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	367	92,512	92,512	100%
Partially-owned consolidated properties	329	68,474	37,815	55%
Partially-owned unconsolidated properties	100	11,591	2,122	18%

Total	796	172,577	132,449	77%

Management Contracts:
Property-managed for third parties	40	3,525
Asset-managed	401	37,579

Total	441	41,104

Total Portfolio	1,237	213,681

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

Glossary (continued)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, University Housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a and 6b for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.